As filed with the Securities and Exchange Commission on June 9, 1998
                                                    Registration No. 333-
  ---------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     Under

                          The Securities Act of 1933

                             Infodata Systems Inc.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                Virginia                              16-0954695
     -------------------------------         ----------------------------
     (State or other jurisdiction of         (IRS Employer Identification
     incorporation or organization)                    Number)

           12150 Monument Drive, Suite 400, Fairfax, Virginia 22033
          -----------------------------------------------------------
          (Address of Principal Executive Offices including Zip Code)

                 Infodata Systems Inc. 1995 Stock Option Plan
                 --------------------------------------------
                             (Full title of plans)

                             James A. Ungerleider
                     President and Chief Executive Officer
                             Infodata Systems Inc.
                        12150 Monument Drive, Suite 400
                            Fairfax, Virginia 22033
                                (703) 934-5205
           ---------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  Copies to:

                             Arthur H. Bill, Esq.
                        Freedman, Levy, Kroll & Simonds
                   1050 Connecticut Avenue, N.W. (Suite 825)
                            Washington, D.C. 20036

                        CALCULATION OF REGISTRATION FEE
 -----------------------------------------------------------------------------
 Title of        Amount                        Proposed Maximum
 Securities      to be      Proposed Maximum       Aggregate        Amount of
   to be       registered    Offering Price     Offering Price    Registration
 Registered        (1)       Per Share (2)           (2)               Fee
 -----------------------------------------------------------------------------
 Common Stock,  1,140,580      $4.4065             $5,025,966        $1,482.66
 $.03 par value    shares
 Common Stock,    574,606                                                (3)
 $.03 par value    shares(3)

(1) Plus an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) The amounts are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ SmallCap Market on June 4, 1998 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

(3) The shares were previously registered under the Registrant's Registration Statement on Form S-8 (File No. 33-60197) filed on June 13, 1995 and the amount of the registration fee paid therewith and attributable to the shares included hereunder pursuant to Rule 429(b) is $343.96.

      Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 33-60197) of Infodata Systems Inc. (the "Company"), as filed by the Company with the Commission on June 13, 1995 and relating to the Company's 1995 Stock Option Plan (the "Plan") and certain other plans, are hereby incorporated by reference into this
Registration Statement on Form S-8. Furthermore, pursuant to that General Instruction, filed herewith is (i) the legal opinion and accountants' consent required to be filed pursuant to Item 8 of Form S-8; (ii) the signature page for this Form S-8; and (iii) an updated copy of the Plan, filed as an exhibit to this Form S-8, reflecting the amendments to the Plan approved by shareholders of the Company at the Annual Meeting of Shareholders held on November 5, 1997 (authorizing an additional 500,000 shares of Common Stock for issuance under the Plan) and May 28, 1998 (permitting the issuance of options with durations of up to 10 years and authorizing an additional 500,000 shares of Common Stock for issuance under the Plan).

Item 8.  EXHIBITS.

 Exhibit
 Number         Description
 -------        -----------

 4              Infodata Systems Inc. 1995 Stock Option Plan, as amended.

 5 Legal opinion, dated June 9, 1998, of Freedman, Levy, Kroll & Simonds, counsel to the Company, as to the legality of shares offered.

23(a)           Consent of Arthur Andersen LLP.

23(b)           Consent  of  Freedman,  Levy,  Kroll & Simonds.  (Included  in
                Exhibit 5 hereto.)

24 Power of Attorney. (Included on signature page of this Registration Statement.)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on this 8th day of June, 1998.

                                                   INFODATA SYSTEMS INC.

                                                   By: JAMES A. UNGERLEIDER
                                                       -----------------------
                                                       James A. Ungerleider
                                                       President and Chief
                                                        Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAMES A. UNGERLEIDER and CHRISTOPHER P. DETTMAR his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                     Title                    Date
     ---------                     -----                    ----

 JAMES A. UNGERLEIDER     President, Chief Executive      June 8, 1998
 ----------------------   Officer and Director
 James A. Ungerleider     (Principal Executive
                          Officer)

 CHRISTOPHER P. DETTMAR   Chief Financial Officer         June 8, 1998
 ----------------------   (Principal Financial and
 Christopher P. Dettmar   Accounting Officer)

                          Director
 ----------------------
 Richard T. Bueschel


 ALAN S. FISHER           Director                        June 5, 1998
 ----------------------
 Alan S. Fisher


 LAURENCE C. GLAZER       Director                        June 8, 1998
 ----------------------
 Laurence C. Glazer


 HARRY KAPLOWITZ          Director                        June 8, 1998
 ----------------------
 Harry Kaplowitz


                          Director
 ----------------------
 Robert M. Leopold


 ISAAC M. POLLAK          Director                        June 8, 1998
 ----------------------
 Isaac M. Pollak


 MILLARD H. PRYOR, JR.    Director                        June 8, 1998
 ----------------------
 Millard H. Pryor, Jr.


 RICHARD M. TWOREK        Executive Vice President        June 8, 1998
 ----------------------   and Director
 Richard M. Tworek

                                 EXHIBIT INDEX

 Exhibit
 Number         Description
 -------        -----------

 4              Infodata Systems Inc. 1995 Stock Option Plan, as amended.

 5 Legal opinion, dated May 28, 1998, of Freedman, Levy, Kroll & Simonds, counsel to the Company, as to the legality of shares offered.

23(a)           Consent of Arthur Andersen LLP.

23(b)           Consent  of  Freedman,  Levy,  Kroll & Simonds.  (Included  in
                Exhibit 5 hereto.)

24 Power of Attorney. (Included on signature page of this Registration Statement.)